Exhibit 3.4

                             Name Change Amendment

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

                           CERTIFICATE OF AMENDMENT
                      (PURSUANT TO NRS 78.385 AND 78.390)

         Important: Read attached instructions before completing form.

                      ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
                        For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:   Nasus Consulting, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation of the corporation is hereby amended to change the name of the corporation from Nasus Consulting, Inc. to National Asset Recovery Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as maybe required in the case of a vote by classes or series, or as maybe required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70.04%

4. Effective date of filing (optional):  10/01/10

5. Officer Signature (required):	/s/ William G. Forhan, Chief Executive
 						Officer and Chief Financial Officer

*If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment required regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

              This form must be accompanied by appropriate fees.
                          See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on 11/03/03

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